SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

SANDERSON FARMS, INC.

(Exact name of registrant as specified in its charter)

Mississippi	1-14977	64-0615843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

127 Flynt Road Laurel, Mississippi		39443
(Address of principal executive offices)		(Zip Code)

(601) 649-4030

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 8 – Other Events

Item 8.01	Other Events.

On May 31, 2018, the Registrant’s Board of Directors extended to May 31, 2021, its stock repurchase program. The Board also increased the number of shares of the Registrant’s common stock that may be purchased under the program to 2.0 million shares, an increase from the 1.0 million shares previously authorized. Repurchases, if any, will be made from time to time at prevailing prices in open market transactions or in negotiated purchases, subject to market conditions, share price and other considerations. The repurchase program was originally approved October 22, 2009, and extended on February 16, 2012, February 24, 2014 and April 23, 2015. The Registrant has repurchased 1,482,099 shares under this stock repurchase program since its inception. The repurchase program does not obligate the Registrant to make any repurchases and may be suspended for periods or discontinued at any time. A copy of the press release announcing the extension and increase of the repurchase program is filed herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release of Sanderson Farms, Inc. dated May 31, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Sanderson Farms, Inc. dated May 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERSON FARMS, INC.

(Registrant)

Date: June 4, 2018	By:	/s/ D. Michael Cockrell
D. Michael Cockrell Treasurer and Chief Financial Officer